CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our reports dated January 29, 1997 and January 31, 1997, which are incorporated by reference,in this Registration Statement (Form N-1A No. 33-13690) of Dreyfus Variable Investment Fund.



                                                ERNST & YOUNG LLP


New York, New York
September 23, 1997